Exhibit 24.2

POWER OF ATTORNEY

Each of the undersigned constitutes and appoints David L. Martin and Laurence L. Betterley his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Cardiovascular Systems, Inc. (the “Company”) relating to the Amended and Restated 2006 Employee Stock Purchase Plan of the Company and any or all amendments or post-effective amendments to such Registration Statement on Form S-8, and any and all future Registration Statements on Form S-8 filed for the purpose of registering additional shares resulting from share increases under the Company’s Amended and Restated 2006 Employee Stock Purchase Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Scott Bartos	Director	July 9, 2015
Scott Bartos

/s/ Scott Ward	Director	July 9, 2015
Scott Ward